Exhibit 10.5

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
FOR PARTICIPANTS IN FRANCE

Itron, Inc. (the “Company”) hereby grants to Participant a restricted stock unit award (the “Award”).  The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement, including Appendix A (the “Agreement”), the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “U.S. Plan”) and the Rules of the Itron, Inc. 2000 Stock Incentive Plan for the Grant of Restricted Stock Units to Participants in France (the “French RSU Plan” and together with the U.S. Plan, the “Plan”), all of which are incorporated into the Award Notice in their entirety.

Participant:	<<First_Name>> <<Last_Name>>
Grant Date:	<<Grant Date>>
Number of Restricted Stock Units:	<<# of Units>>
Vesting Schedule:	The Award will vest in full on the second anniversary of the Date of Grant (the "Vest Date")

Additional Terms/Acknowledgement:  This Award is subject to all the terms and conditions set forth in this Award Notice, the Agreement, and the Plan which are attached to and incorporated into this Award Notice in their entirety.

By signing and returning this Award Notice and Agreement providing for the terms and conditions of my grant, I confirm having read and understood the documents relating to this grant (the Restricted Stock Unit Award Agreement, the U.S. Plan, the French RSU Plan and the U.S. Plan Prospectus) which were provided to me in English language.  I accept the terms of those documents accordingly.

En signant et renvoyant la présente Notice d’Attribution et le Contrat décrivant les termes et conditions de mon attribution, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Contrat d’Attribution d’Actions Gratuites, le Plan Américain, le Sous-Plan pour la France et le Prospectus Américain) qui m’ont été communiqués en langue anglaise.  J’en accepte les termes en connaissance de cause.

«First_Name» «Last_Name»
I accept this award subject to the terms and conditions stated herein.
«Electronically Signed»

Attachments:
1. Restricted Stock Unit Award Agreement, including Appendix A
2. U.S. Plan
3. French RSU Plan
4. U.S. Plan Prospectus

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR PARTICIPANTS IN FRANCE

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), Itron, Inc. (the “Company”) has granted you a restricted stock unit award (the “Award”) under its Amended and Restated 2000 Stock Incentive Plan (the “U.S. Plan”) and the Rules of the Itron, Inc. 2000 Stock Incentive Plan for the Grant of Restricted Stock Units to Participants in France (the “French RSU Plan” and together with the U.S. Plan, the “Plan”) for the number of restricted stock units indicated in your Award Notice.  Capitalized terms not expressly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The Award is intended to qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.  However, certain events may affect the qualified status of the Award and the Company does not make any undertaking or representation to maintain the qualified status of the Award.  If the Award does not retain its qualified status, the favorable tax and social security treatment will not apply and you will be required to pay your portion of social security contributions resulting from the Award.

Moreover, if you relocate to another country, any special terms and conditions applicable to restricted stock unit awards granted in such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

In addition, the Company reserves the right to impose other requirements on the Award and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

The details of the Award are as follows:
1.	Vesting and Settlement

The Award will vest according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Restricted stock units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.”  Restricted stock units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.”  Except as provided in Section 3 below, the Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”).

Unless otherwise provided in this Agreement, as soon as practicable after the Vesting Date, the Company will settle the Vested Units by issuing to you one Share for each Vested Unit, subject to the provisions of Section 6 below.

2.	Corporate Transaction/Change in Control

In the event of a Corporate Transaction (including a Related Party Transaction) that does not meet the definition of Change of Control in Appendix A, your Award will remain unaffected.  In the event of a Change of Control as defined in Appendix A, any Unvested Units will accelerate in vesting and become Vested Units immediately prior to such transaction.

3.	Termination of Employment

If your employment terminates during the Units' vesting period by reason of death, the Units will become transferable to your heirs.  The Company will issue the Shares subject to the Units to your heirs upon their request, provided they contact the Company with such a request within six (6) months following your death.  If your heirs do not request the issuance of the Shares within six (6) months of your death, the Units will be forfeited to the Company.

If your employment terminates during the Units' vesting period for any reason other than death, any Unvested Units will be forfeited to the Company.
4.	No Rights as Shareholder

You shall not have voting or other rights as a shareholder of the Company with respect to the Units.
5.	Transferability of Units

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.
6.	Transferability of Shares

6.1 Holding Period

You are required to hold the Shares issued pursuant to the vesting of the Units for two years as measured from the Vesting Date or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified Restricted Stock Units (the “Holding Period”), even if you are no longer an employee or corporate officer, as applicable, of a French Entity. As from the end of the Holding Period, the corresponding Shares shall be freely transferable, subject to applicable legal and regulatory provisions in force and in particular to the provisions of Section 6.2 below.

This Holding Period requirement shall not apply to your heirs should they acquire Shares under the Plan pursuant to Section 3 above nor shall it apply if you terminate employment due to Disability (as defined in the French RSU Plan).

6.2 Closed Period

As long as the Award and the Shares issued upon vesting of the Units maintain their qualified status and to the extent such restriction is applicable under French law, the Shares may not be sold during a Closed Period (as defined in the French RSU Plan).

This Closed Period restriction shall not apply to your heirs should they acquire Shares under the Plan pursuant to Section 3 above nor shall it apply if you terminate employment due to Disability (as defined in the French RSU Plan).

6.3 Shareholding Restrictions

If you qualify as a managing corporate officer (i.e., “mandataires sociaux,” Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), or have a comparable position in any company of the Itron group of companies including at the Company, and you are subject to shareholding restrictions under French law, you must hold 20% of the Shares issued upon vesting of the Units and you may not sell such Shares until you cease to serve as a managing corporate officer (or cease to have a comparable position as described herein), if required under French law.

6.4 Compliance with Transfer Restrictions

To ensure compliance with the restrictions on the transfer of Shares described in Sections 6.1, 6.2 and 6.3. above, the Company may require that the Shares be held with Fidelity or any brokerage firm designated by the Company (or according to any procedure implemented by the Company) until such Shares are sold.

7.	Securities Law Compliance

7.1 You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

7.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any applicable state and foreign securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You understand that the Company has no obligation to you to register the Shares with the U.S. Securities and Exchange Commission or any foreign securities regulator and has not represented to you that it will so register the Shares.

7.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any regulator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

7.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

8.	Book Entry Registration of Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

9.	Responsibility for Taxes

9.1 Regardless of any action the Company or your employer (the “Employer”) take with respect to any and all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the granting or vesting of the Award, the settlement of Vested Units, the issuance of Shares upon settlement of the Vested Units, the subsequent sale of Shares acquired upon settlement of the Vested Units and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax and/or social insurance contribution result.  Further, if you have become subject to tax and/or social insurance contributions in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

9.2 Prior to any relevant taxable or tax and/or social insurance contribution withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and or the Employer to satisfy all Tax-Related Items.

(a) In this regard, you hereby irrevocably appoint Fidelity or any stock plan service provider or brokerage firm designated by the Company for such purpose (the "Agent") as your Agent, and authorize the Agent, to:

(i)
Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items and all applicable fees and commissions due to, or required to be collected by, the Agent;

(ii)	Remit directly to the Company the cash amount necessary to cover the Tax-Related Items;

(iii)	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and

(iv)	Remit any remaining funds to you.

(b) Alternatively, or in addition to or in combination with the withholding mechanism described in Section 9.2(a), you authorize the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:

(i)	requiring you to pay to the Company or the Employer any amount of the Tax-Related Items; and/or

(ii)	withholding any amount of the Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer, within legal limits; and/or

(iii)	withholding in Shares to be issued upon settlement of the Vested Units.

(c) If the amount withheld is greater than the actual Tax-Related Items, the difference will be refunded to you as soon as practicable.  To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax and/or social insurance contribution purposes, you will be deemed to have been issued the full number of Shares subject to the Vested Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.  The Company may refuse to issue or deliver Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items.

9.3 You acknowledge that the authorization and instruction to the Agent set forth in Section 9.2(a)(i) above to sell Shares to cover the Tax-Related Items is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (regarding trading of the Company’s securities on the basis of material nonpublic information) (a “10b5-1 Plan”).  This 10b5-1 Plan is being adopted to permit you to sell a number of Shares issued upon settlement of Vested Units sufficient to pay the Tax-Related Items.

You acknowledge that the broker is under no obligation to arrange for the sale of Shares at any particular price.  You further acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  You acknowledge that it may not be possible to sell Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the NASDAQ or other exchange where the Shares may be traded, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan.  In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the Tax-Related Items.

You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the 10b5-1 Plan.  You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.  The Agent is a third party beneficiary of Section 9.2(a)(i) and this 10b5-1 Plan.

10.	Nature of Grant

In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of restricted stock units, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship;

(e) you are voluntarily participating in the Plan;

(f) the Award and the Shares subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(g) the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(h) the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Corporation;

(i) the grant of the Award and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Corporation;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive the ability, if any, to bring any such claim and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(l) in the event of termination of your employment (whether or not in breach of local labor laws), your right to vest in the Award, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Award (including whether or not a transfer of employment between or among the Company and its Related Corporations or a change in status from an employee to a consultant, agent, advisor or independent contractor will constitute a termination of active employment for purposes of the Award);  and

(m) the Award and the benefits under the Plan, if any, will not necessarily transfer to another company in the case of a merger, take over or transfer of liability.

11.	No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.  You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Award and the acquisition or disposition of any Shares to be issued pursuant to the Award in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.

12.	Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your  participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than France.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

13.	Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.	Language

If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

15.	General Provisions

15.1 Successors and Assigns.  The provisions of this Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

15.2 Section 409A.  For purposes of U.S. taxpayers, the settlement of the Units is intended to either be exempt from Section 409A of the Code under the “short-term deferral” exception, and in any event in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent.  In furtherance of this intent, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance.  The Company makes no representation or covenant to ensure that the Units, settlement of the Units or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to you or any other party if the settlement of the Units or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

15.3 Governing Law and Choice of Venue.  The Award and the provisions of this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws.  For the purposes of litigating any dispute that arises under this grant of this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.

15.4 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.5 Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:

Itron, Inc.
Attn. General Counsel
2111 N. Molter Road
Liberty Lake, WA 99019
USA

APPENDIX A

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR PARTICIPANTS IN FRANCE

For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subsection(c) below;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Person other than the Board shall not be considered a member of the Incumbent Board;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which members of the Incumbent Board constitute a majority of the members of the board of directors (or similar body) of the surviving entity or, if the surviving entity is a subsidiary, any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For clarity, a Change in Control shall not be deemed to occur in the event of a reincorporation of the Company.
For Purposes of this Appendix A, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

For purposes of this Appendix A, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as such term is set forth in Rule 12-b2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.